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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WEIRTON STEEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WEIRTON STEEL CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:

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


                                    1989 ESOP
                              INFORMATION STATEMENT

         This Information Statement is being sent to all participants in the Weirton Steel Corporation 1989 Employee Stock Ownership Plan to describe the proposed amendments to the 1989 ESOP. The Board of Directors unanimously approved the proposed amendments, but before the proposed amendments become effective, the proposed amendments must be approved by more than 50% of the participants who vote on the proposed amendments on a "one-participant-one-vote basis." In order for you to have your vote recorded, you must return the enclosed green voting card to Wallace, Padden & Company, P.C., the vote tabulator hired by the ESOP Trustee, marked with your vote. You can vote either for or against the amendments. Your voting card must be received by the close of business on Monday, December 9, 2002 in order to be counted. A pre-paid, addressed envelope is included. YOUR VOTE IS EXTREMELY IMPORTANT.

         The proposed amendments, if approved by the participants in the 1989 ESOP, change the language in the 1989 ESOP to require an exchange of the Series A Preferred Stock held by the ESOP for no less than 10 shares of common stock of Weirton, eliminate the Company's obligation to recontribute Series A Preferred Stock to the 1989 ESOP and will allow participants to make withdrawals from the 1989 ESOP, UPON THE HAPPENING OF A "TRANSFORMATIVE EVENT." There is no change in any other provisions of the 19989 ESOP. If a "transformative event" does not occur, the language changes in the 1989 ESOP will have no practical effect.

         The proposed amendments are part of a several step process to make the company more attractive to outside investors. Attracting outside investors is important so the company can fundamentally reposition its business to focus on the production and sale of tin mill and other higher margin value-added products and shift its product mix away from lower margin, commodity flat-rolled sheet products. Strategic acquisitions and targeted investments are necessary to ensure Weirton's long term survival. Substantial new equity investment is needed to fund acquisitions and investments approved by at least 90% of the Board of Directors. The level of needed investment would represent a controlling interest in Weirton. Changes must be made in Weirton's existing Restated Certificate of Incorporation and the 1989 ESOP, which holds Series A Preferred Stock with special voting rights. Adoption of proposed amendments to the 1989 ESOP is a critical step in allowing the Company to pursue its business strategy.

         The term "transformative event" is used to describe an acquisition in steel industry assets or businesses, funded by new investments which will entitle the new investor to control Weirton, including the election of a majority of the Board of Directors. Importantly, Weirton's collective bargaining agreements to be in effect following the "transformative event" will also have to be satisfactory to Weirton's represented employees.

         IF THE "TRANSFORMATIVE EVENT" IS APPROVED BY AT LEAST 90% OF THE BOARD OF DIRECTORS OF WEIRTON, THE PROPOSED AMENDMENTS TO THE 1989 ESOP WOULD BECOME OPERATIVE.

         The proposed amendments would have three principal effects:

                  1. The Series A Preferred Stock held by the ESOP would be exchanged for new shares of Weirton Common Stock at an agreed exchange ratio of ten shares of Weirton Common Stock for each share of Series A Preferred Stock, provided that the 10 to 1 ratio is determined to be "fair" by a nationally known appraisal firm at the time of the "transformative event";

                  2. Weirton would not be required to recontribute Series A Preferred Stock to the 1989 ESOP; and

                  3. Participants in the 1989 ESOP would be permitted to withdraw Weirton Common Stock allocated to their accounts from the 1989 ESOP immediately instead of waiting until they leave or otherwise become eligible for a distribution from the 1989 ESOP.

If the Board of Directors does not approve a "transformative event," the proposed changes to the 1989 ESOP would not become operative and a participant's rights or retirement benefits under the 1989 ESOP would not change and the terms or voting rights of the Series A Preferred Stock would not be affected.

         The Contingent Charter Proposals and the proposed amendments to the 1989 ESOP are very much related. If one is not approved, neither will become effective. You are also asked to vote on the Contingent Charter Proposals as well as other matters submitted to the stockholders at its annual meeting. The requirements for approval of the Contingent Charter Proposals are fully described in the proxy material separately sent to you, including a separate stockholder voting instruction card.

         For your convenience, a voting instruction card with respect to the 1989 ESOP amendments is provided in the materials and is green in color. On the green card, you will see one statement relating to the 1989 ESOP amendments and a box for "FOR" and a box for "AGAINST". Please indicate your choice and return the card to Wallace Padden, the vote tabulator, in the enclosed envelope.

         NO COMPANY REPRESENTATIVE WILL SEE YOUR VOTES. THE ESOP TRUSTEE'S VOTE TABULATOR COUNTS ALL THE VOTES FROM PARTICIPANTS AND USES ONE BALLOT TO RECORD ALL INSTRUCTIONS THAT THE ESOP TRUSTEE RECEIVES.

         Q. WHY ARE THE PROPOSED 1989 ESOP AMENDMENTS IMPORTANT?

         A. The proposed amendments to the 1989 ESOP are important in order to permit a "transformative event" to happen. As you know, the 1989 ESOP holds shares of Series A Preferred Stock. Each share of Series A Preferred Stock has essentially the same economic rights as each share of Weirton Common Stock. However, each share of Series A Preferred Stock has 10 votes and a share of Common Stock has only one vote.

         As a result, the 1989 ESOP has about 25% of the voting power of all shares voting for the election of directors or on other matters requiring stockholder action. Under the existing corporate charter of Weirton, certain transactions, such as a merger, consolidation, sale of assets and amendment to the charter, require the favorable vote of at least 80% of eligible voting power. Moreover, the voting power of stockholders holding more than 5% of the voting power, other than the ESOPs, is restricted so that such holders may only vote 5% of the voting power, even if their stock holdings are greater.

         As a consequence, the 1989 ESOP effectively has a "blocking position" with regard to any "supermajority" vote transactions and, as a result, any major corporate issue. This Series A Preferred Stock blocking position was created in 1989 when the 1989 ESOP was formed and the 1984 ESOP sold shares of Common Stock to the public.

         However, times have changed dramatically for Weirton and for the U.S. steel industry. In order for Weirton to be able to take advantage of the kinds of acquisition opportunities described in the proxy statement, Weirton needs to attract outside equity investment. In order to attract needed outside investment to fund a possible "transformative event" in the future, participants in the 1989 ESOP are being asked now to agree to exchange their Series A Preferred Stock "blocking position" for increased economic ownership in the equity of a stronger Weirton if, BUT ONLY IF, the Board of Directors should approve a "transformative event."

         Q. DO 1989 ESOP PARTICIPANTS GIVE UP THEIR SERIES A PREFERRED STOCK VOTING RIGHTS IMMEDIATELY?

         A. No. Until a "transformative event" occurs, the 1989 ESOP will continue to hold Series A Preferred Stock, and each share of Series A Preferred Stock would be entitled to 10 votes on any matter.

         While the amendments to the 1989 ESOP would be made as soon as the participants approve them, they would not take effect until the Board of Directors approves an acquisition that qualifies as a "transformative event." The composition of the Board of Directors will remain as it is under the existing corporate charter or, if the amendment being considered at the Annual Meeting of Stockholders is approved, would consist of five independent directors, two management directors and two union-designated directors. The built-in charter protections assuring union representation on the Board and veto power over any "transformative event" will continue to remain in effect until approval of a "transformative event."

         Q. IF THE AMENDMENTS TO THE 1989 ESOP HAVE NO IMMEDIATE EFFECT, WHY ARE PARTICIPANTS BEING ASKED TO VOTE ON THEM NOW?

         A. Unless Weirton's charter and the voting power of the Series A Preferred Stock are changed, contingent upon to the Board's approval of a particular acquisition, no outside investor will invest in Weirton. We also need to be able to assure an investor that the 1989 ESOP is willing to give up its blocking position.

         A favorable vote means that the participants in the 1989 ESOP, the stockholders and the employees under Weirton's collective bargaining agreements will authorize the Board of Directors to review and act quickly upon any future acquisition and related outside investment. The Board of Directors must be satisfied that the investment is the kind that will help Weirton make strategic acquisitions or targeted investments in the steel industry and be a viable company in the long run.

         Q. WHAT DOES THE 1989 ESOP GET FOR GIVING UP ITS "BLOCKING POSITION"?

         A. Under the proposed amendments, the 1989 ESOP agrees to surrender its Series A Preferred Stock in exchange for new shares of Common Stock issuable only at the time of a "transformative event." The 1989 ESOP will receive a number of shares of Common Stock at least ten times the number of Series A Preferred Stock that it gives up.

         The Administrative Committee has retained a nationally known appraisal firm to determine whether the ten shares to one ratio negotiated by the Committee and the Company at the time of the "transformative event" is "fair."

         Historically, the Company's outside appraiser has determined that the value of one share of Series A Preferred Stock was equivalent to one share of Common Stock because the Series A Preferred Stock was automatically convertible on a one-for-one basis into Common Stock upon its sale or transfer. You should keep in mind that the supervoting power of the Series A Preferred Stock is lost if the 1989 ESOP were to sell or otherwise dispose of the Series A Preferred Stock to a third party.

         Q. WHAT OTHER APPROVALS ARE NEEDED?

         A. Each of the four collective bargaining units with contracts with Weirton have to approve the proposed amendments to the 1989 ESOP as well as proposed charter changes. The settlement agreement with the collective bargaining units provides that the 1984 ESOP will be amended to provide for full withdrawal rights under the 1984 ESOP if the settlement agreement is approved by the required majorities. But, participants in the 1984 ESOP do not vote on that change now.

         Q. WILL THESE AMENDMENTS TO THE 1989 ESOP AFFECT MY RETIREMENT
BENEFITS?

         A. If the exchange for Common Stock occurs, the 1989 ESOP would hold the Common Stock for the benefit of the participants, but participants would have the immediate right to withdraw those shares and sell them on the open market. This immediate withdrawal right represents a change from the existing provisions.

         Q. WILL A CHANGE IN THE 1989 ESOP AFFECT MY INTERESTS UNDER WEIRTON'S PROFIT-SHARING PLAN?

         A. No. Before a "transformative event" can be approved by the Board, satisfactory collective bargaining agreements have to be in place.

         Q. WHAT IS A "TRANSFORMATIVE EVENT"?

         A. The proxy statement, which is being sent to all ESOP participants by the ESOP Trustee, describes a "transformative event" as a significant acquisition or investment in steel industry assets or businesses, which is funded by new investment resulting in a change of control of Weirton and which contains satisfactory collective bargaining arrangements, all as approved by at least 90% of the Board of Directors. The objective of any strategic acquisition or targeted investment is to fundamentally reposition the business of Weirton.

         Q. WHAT KINDS OF ACQUISITIONS OR INVESTMENTS WILL WEIRTON CONSIDER?

         A. Under today's current distressed industry conditions, Weirton believes that it may have opportunities to purchase assets, including tin mill assets, on acceptable terms in the near term. We have been closely following the bankruptcy proceedings of Wheeling-Pittsburgh Steel, National Steel and Bethlehem Steel, among others. Because of the uncertainties associated with the bankruptcy process, there can be no assurance that any of these assets will, in fact, be available for sale to Weirton in the near term.

         Weirton intends to explore other strategic opportunities to broaden its product lines, leverage its customer base and reduce its operating costs.

         Q. IS A STRATEGIC BUSINESS COMBINATION WITH WHEELING-PITTSBURGH STEEL A POSSIBILITY?

         A. From time to time Weirton has actively discussed the possibility of a business combination with Wheeling-Pittsburgh Steel. The complementary facilities of Weirton and Wheeling-Pittsburgh Steel and their close geographic proximity offer unique benefits, including increased market presence in the tin mill and construction markets and opportunities facility rationalization and operational and administrative synergies. However, we can give no assurance that Wheeling-Pittsburgh Steel would be interested in negotiating a business combination with us.

         Q. WHAT HAPPENS TO THE ESOP NOMINATING COMMITTEE?

         A. If the contingent charter amendments and the amendments to the 1989 ESOP are both approved, the role of the ESOP Nominating Committee will become unnecessary. Under the contingent charter amendments, no seat on the Weirton Board of Directors will be reserved for the ESOP. The 1989 ESOP will be changed accordingly and the ESOP Nominating Committee will cease to exist.

                 CONFIDENTIAL VOTING INSTRUCTIONS TO THE TRUSTEE
                       UNDER THE WEIRTON STEEL CORPORATION
                 1989 EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN")

         Your vote is important! Please sign and date this voting instruction card and return it promptly to Wallace, Padden & Company, P.C. in the enclosed postage-paid envelope so that your vote may be tabulated and considered by the Trustee. Your vote must be received by Wallace Padden no later than the close of business on December 9, 2002.

         The undersigned, as a named fiduciary, hereby instructs the Trustee to vote on a "one-participant-one-vote-basis" on the following matter:


 THE PLAN SHALL BE AMENDED AS DESCRIBED IN THE 1989 ESOP INFORMATION STATEMENT.

                               [ ] FOR [ ] AGAINST


         PLEASE EXECUTE AND RETURN THIS CONFIDENTIAL VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ONLY AUTHORIZED PERSONNEL APPOINTED BY THE TRUSTEE WILL SEE THESE CONFIDENTIAL VOTING INSTRUCTIONS.

                  -------------------------------------------
                  Signature
                  Print Name:
                               ------------------------------
                  Social Security Number:
                                           ------------------
                  Dated:                      , 2002
                         ---------------------